UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 7, 2012

GREAT AMERICAN ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-54233	20-8602410
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)

999 18th Street, Suite 3000 Denver, Colorado	80202 (Zip Code)
(Address of Principal Executive Offices)

(303) 952-0455
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement

Mineral Property Option Agreement

On June 7, 2012, Great American Energy, Inc. (the “Company”) entered into the Mineral Property Option Agreement (the “Agreement”) with Mr. David A. Wallach of Onavi Holdings, Ltd. (“Onavi”).  Pursuant to the Agreement, Onavi has granted the Company the exclusive right to acquire an undivided 60% interest in 10 mining claims consisting of approximately 2,958 hectares of property located near Trail, British Columbia (the “Option”).

To exercise the Option, the Company must (i) make cash payments to Onavi totaling $250,000, (ii) fund improvement and mineral exploration projects on the property totaling $350,0000, and (iii) issue 500,000 shares of the Company’s common stock to Onavi.

The Company must satisfy the above-described conditions and exercise the Option no later than January 1, 2015. After exercise of the Option, Onavi will retain a 2% net smelter royalty for any and all minerals mined and delivered from the property.   The Company and Onavi have also agreed to cooperate in acquiring mining claims in the area within a 20 kilometer radius of the property, with such acquisitions to be subject to the terms of the Agreement.

Item 9.01                      Financial Statements and Exhibits

(d)           Exhibits

Exhibit
No.	Description

10.1	Mineral Property Option Agreement dated June 7, 2012*

*Filed herewith.

SIGNATURE

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Great American Energy, Inc.
a Delaware Corporation

Dated: June 13, 2012	/s/ Felipe Pimienta
Felipe Pimienta Barrios, Chief Executive Officer

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